Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated May 20, 2010 relating to the financial statements at and for the year ended December 31, 2009 of Advantage Health Systems, Inc., in the Current Report on Form 8-K/A of Addus HomeCare Corporation (“Addus”) dated October 6, 2010 and to the incorporation by reference of such report into the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by Addus on January 20, 2010.

/s/ Elliott Davis LLC

Columbia, South Carolina

October 6, 2010